UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a Special Meeting of Stockholders held on January 24, 2020 (the “Special Meeting”), the stockholders of Teligent, Inc. (the “Company”) authorized the board of directors of the Company (the “Board”) to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a reverse stock split ratio ranging from any whole number between one-for-five to one-for-ten, as determined by the Board in its sole discretion (the “Reverse Stock Split”). On March 2, 2020, the Board determined to set the Reverse Stock Split ratio at one-for-ten and approved the form of the Certificate of Amendment to the Certificate of Incorporation to effectuate the Reverse Stock Split (the “Certificate of Amendment”). The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on May 27, 2020 and the Reverse Stock Split is effective in accordance with the terms of the Certificate of Amendment at 12:01 a.m. Eastern Time on May 28, 2020 (the “Effective Time”).

At the Effective Time, every ten (10) shares of Common Stock issued and outstanding will be automatically combined into one (1) share of issued and outstanding Common Stock, without any change in the par value per share.

Fractional shares will not be issued as a result of the Reverse Stock Split. Instead, any fractional shares of Common Stock that would have otherwise resulted from the Reverse Stock Split will be rounded up to the nearest whole share.

American Stock Transfer and Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding how to exchange existing stock certificates for new book-entry statements reflecting the post-Reverse Stock Split shares of Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action and will see the impact of the Reverse Stock Split automatically reflected in their accounts.

The Common Stock is expected to begin trading on The Nasdaq Capital Market (“Nasdaq”) on an adjusted basis on May 28, 2020. There will be no change in the Company’s Nasdaq ticker symbol, “TLGT”. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock has been changed to 87960W 203.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Reverse Stock Split, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 26, 2020, the Company issued a press release announcing the Reverse Stock Split and the Reverse Stock Split ratio at one-for-ten. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Exhibit Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Teligent, Inc.
99.1	Press Release issued May 26, 2020, furnished herewith

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: May 27, 2020	By:	/s/ Damian Finio
		Name:	Damian Finio
		Title:	Chief Financial Officer